UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐  Soliciting Material Pursuant to §240.14a-12

Nuveen New York AMT-Free Quality Municipal Income Fund

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NUVEEN NEW YORK AMT-FREE QUALITY
MUNICIPAL INCOME FUND (NRK)

There is no substitute for experience.

Managing a municipal bond fund on behalf of investors is serious business. This is why your Board is comprised of highly capable and experienced trustees responsible for the stewardship of your investment. Your Fund’s qualified trustees put the interests of ALL investors first and take actions that directly benefit you, including providing attractive levels of tax-free income.

An activist investor, Karpus Investment Management (“Karpus”), wants to replace members of your Board and appoint their hand-picked nominees each of whom falls woefully short of your Board’s customary standards and is likely only to serve Karpus’ agenda.

Your Nominees are fiduciaries focused on delivering for you.

Joanne Medero, Loren Starr and Matthew Thornton III are experienced stewards with a demonstrated track record of putting shareholders' interest first.

100% OF NOMINEES HAVE CLOSED-END FUND EXPERIENCE

65+ YEARS OF RELEVANT INVESTMENT AND LEADERSHIP EXPERTISE

100% OF NOMINEES HAVE STRONG TRACK RECORD OF STEWARDSHIP

Qualified. Experienced. Trusted.

Karpus' nominees are NOT qualified to serve ALL shareholders.

Steven C. Weitz, Mat Small and Taylor Gettinger have zero closed-end fund experience or other relevant board experience.

Their lack of relevant qualifications raise serious red flags regarding their ability to prioritize your best interests and both safeguard and enhance your investment.

0% OF NOMINEES HAVE CLOSED-END FUND EXPERIENCE

0% OF NOMINEES HAVE PUBLIC COMPANY BOARD EXPERIENCE

0% OF NOMINEES HAVE INVESTMENT FUND BOARD EXPERIENCE

ONE NOMINEE DOES NOT MEET CUSTOMARY MINIMUM EDUCATIONAL STANDARDS

ONE NOMINEE HAS OUTSTANDING TAX LIENS, DELINQUENT CHILD SUPPORT & OTHER AMOUNTS OWED TO A FORMER SPOUSE

Inexperienced. Irresponsible. Untrustworthy.

We need your vote to preserve the future of your Fund.

Take no chances—your investment is on the line.